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Exhibit 3.83

ORGANIZATION I REGISTRATION OF
LIMITED LIABILITY COMPANY
(Domestic or Foreign)
Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1)	☒	Articles of Organization for Domestic Limited Liability Company (115-LCA) ORC1705	(2)	☐	Application for Registration of Foreign Limited Liability Company (106-LFA) ORC1705

(Date of Formation)	(State)

Complete the general information in this section for the box checked above.

Name        [LLC NAME]

☐
Check here if additional provisions are attached

*
If box (1) is checked, name must include one of the following endings, limited liability company, limited, Ltd., L.t.d., LLC, L.L.C.

Complete the general information in this section if box (1) is checked.

Effective Date (Optional)	Date specified can be no more than 90 days after date of filing. If date is specified, the date must be a date on or after the date of filing.
This limited liability company shall exist for (Optional)	(Period of existence)
Purpose

(Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)
(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
	(City)	(State)	(Zip Code)

Complete the general information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The Undersigned authorized member, manager or representative of

[LLC NAME]
(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

Robert L. Leatherman (Name of Agent)
200 Smokerise Drive (Street) NOTE: P.O. Box Addresses are NOT acceptable.
Waddsworth (City)	Ohio (State)	44281 (Zip Code)
Must be authenticated by an authorized representative	/s/ ROBERT L. LEATHERMAN Authorized Representative	9-16-04 Date
	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

[LLC NAME]
(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

/s/ ROBERT L. LEATHERMAN (Agent's signature)

        PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Complete the general information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)
(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
	(City)	(State)	(Zip Code)
The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following to be agent upon whom any process against the limited liability company may be served in the state of Ohio. The name and address of the agent is
(Name of Agent)
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
	(City)	Ohio (State)	(Zip Code)

The limited liability company irrevocable consent to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

  a.
  the agent cannot be found, or

  b.
  the limited liability company fails to designate another agent when required to do so, or

  c.
  the limited liability company's resignation to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed) By an authorized representative
(See Instructions)	/s/ ROBERT L. LEATHERMAN Authorized Representative	9-16-04 Date
Robert L. Leatherman (Print Name)

	Authorized Representative	Date
(Print Name)

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ORGANIZATION I REGISTRATION OF LIMITED LIABILITY COMPANY (Domestic or Foreign) Filing Fee $125.00